Exhibit 99.1

Alleghany Corporation Stockholders Approve Combination with Transatlantic

NEW YORK, NY – February 6, 2012 – Alleghany Corporation (NYSE: Y) (“Alleghany”) today announced that its stockholders overwhelmingly voted to approve the previously announced merger of Transatlantic Holdings, Inc. (NYSE: TRH) (“Transatlantic”), into Shoreline Merger Sub, Inc., a wholly-owned subsidiary of Alleghany (formerly Shoreline Merger Sub, LLC), pursuant to the merger agreement, dated as of November 20, 2011, between Alleghany and Transatlantic. In addition, Transatlantic’s stockholders have voted to approve and adopt the merger agreement.

At the special meeting of Alleghany stockholders held today, approximately 7.3 million of Alleghany’s 8.6 million shares of common stock outstanding as of the January 4, 2012 record date were voted, with approximately 99.75% of the votes cast in favor of the proposal to issue shares of Alleghany common stock to Transatlantic stockholders in connection with the merger.

The transaction, which is subject to regulatory approvals and customary closing conditions, is expected to close in the first quarter of 2012.

UBS Investment Bank and Morgan Stanley are serving as financial advisors and Wachtell, Lipton, Rosen & Katz as legal advisor to Alleghany.

About Alleghany

Alleghany creates stockholder value through the ownership and management of operating subsidiaries and investments, anchored by a core position in property and casualty insurance. Alleghany’s current operating subsidiaries include: RSUI Group, Inc., a national underwriter of property and liability specialty insurance coverages; Capitol Transamerica Corporation, an underwriter of property and casualty insurance coverages with a focus on the Midwest and Plains states and a national underwriter of specialty property and casualty and surety insurance coverages; Pacific Compensation Corporation, an underwriter of workers’ compensation insurance primarily in California; and Alleghany Properties LLC, a significant landowner in Sacramento, California.

Cautionary Note Regarding Forward-Looking Statements

In addition to historical information, this document contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Alleghany and Transatlantic operate and beliefs of and assumptions made by Alleghany management and Transatlantic management, involve uncertainties that could significantly affect the financial results of Alleghany or Transatlantic or the combined company. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address events or developments that we expect or anticipate will occur in the future – including statements relating to the expected timetable for completing the proposed transaction and the ability of Alleghany and Transatlantic to obtain the regulatory approvals required to consummate the transaction – are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. For example, these forward-looking statements could be affected by factors including, without limitation, risks associated with the ability to consummate the merger and the timing of the closing of the merger; the willingness of relevant regulatory authorities to approve the merger and their timeliness in doing so; the potential impact of announcement of the transaction or consummation of the transaction on relationships, including with regulatory authorities; and those additional risks and factors discussed in reports filed with the Securities and Exchange Commission (“SEC”) by Alleghany and Transatlantic from time to time, including those discussed under the heading “Risk Factors” in their respective most recently filed reports on Form 10-K and 10-Q. Neither Alleghany nor Transatlantic undertakes any duty to update any forward-looking statements contained in this press release.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed transaction between Alleghany and Transatlantic, Alleghany filed with the SEC and the SEC declared effective on January 5, 2012 a registration statement on Form S-4 that includes a joint proxy statement of Alleghany and Transatlantic and that also constitutes a prospectus of Alleghany. This communication is not a substitute for the joint proxy statement/prospectus or any other document that Alleghany or Transatlantic may file with the SEC or send to their stockholders in connection with the proposed transaction. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the joint proxy statement/prospectus and other relevant documents filed by Alleghany and Transatlantic with the SEC at the SEC’s website at www.sec.gov. You may also obtain these documents by contacting Alleghany at Alleghany Corporation, Attention: Investor Relations, 7 Times Square Tower, New York, New York 10036, (212) 752-1356, or by contacting Transatlantic’s Investor Relations department at Transatlantic Holdings, Inc., 80 Pine Street, New York, New York 10005, or via e-mail at investor_relations@transre.com.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.